                                                            EXHIBIT NO. 99.1(m)

                               MFS SERIES TRUST I

                                  ON BEHALF OF

                               MFS BLUE CHIP FUND
                                       AND
                         MFS CONVERTIBLE SECURITIES FUND


      Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 6, 1995, as amended, of MFS Series Trust I (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Blue Chip Fund and MFS Convertible Securities Fund, each a series of the Trust, have been terminated.


      IN WITNESS WHEREOF, the undersigned have executed this certificate this 23rd day of December, 1999.


RICHARD B. BAILEY                            WALTER E. ROBB, III
-------------------------------              -------------------------------
Richard B. Bailey                            Walter E. Robb, III
63 Atlantic Avenue                           35 Farm Road
Boston,  MA  02110                           Sherborn,  MA  01770


MARSHALL N. COHAN                            ARNOLD D. SCOTT
-------------------------------              -------------------------------
Marshall N. Cohan                            Arnold D. Scott
2524 Bedford Mews Drive                      20 Rowes Wharf
Wellington, FL  33414                        Boston, MA  02110


LAWRENCE H. COHN                             JEFFREY L. SHAMES
-------------------------------              -------------------------------
Lawrence H. Cohn                             Jeffrey L. Shames
45 Singletree Road                           38 Lake Avenue
Chestnut Hill,  MA  02167                    Newton, MA  02159


SIR J. DAVID GIBBONS                         J. DALE SHERRATT
-------------------------------              -------------------------------
Sir J. David Gibbons                         J. Dale Sherratt
"Leeward"                                    86 Farm Road
5 Leeside Drive                              Sherborn, MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05


ABBY M. O'NEILL                              WARD SMITH
-------------------------------              -------------------------------
Abby M. O'Neill                              Ward Smith
200 Sunset Road                              36080 Shaker Blvd
Oyster Bay,  NY  11771                       Hunting Valley, OH 44022